ROPER TECHNOLOGIES, INC.
2021 INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT
(20__)

    This Non-Employee Director Deferred Stock Unit Award Agreement (“Agreement”) is made pursuant to the terms and conditions of the Roper Technologies, Inc. 2021 Incentive Plan (the “Plan”), and the Roper Technologies, Inc. Director Compensation Plan (the “Director Plan”) including (without limitation) Article 10 of the Plan and Section 6.2(c) of the Director Plan, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Director Plan, as applicable, unless indicated otherwise.

Participant Name:	[_________________]

Grant Date:	[_________________], 20__

Number of Deferred Stock Units Awarded:	[_________________]
Vesting Schedule:	Vesting will occur upon the date of termination (the “Vesting Date”) as a Non-Employee Director member of the Board of Directors (the “Board”) of Roper Technologies, Inc.

Payment Date:	Payable within ten (10) business days following the date of termination as a Non-Employee Director member of the Board

    1.    Deferred Restricted Stock Unit Award In General. Participant’s Deferred Stock Unit Award (the “Award”) relates to ___ (__) Shares and shall accrue Dividend Equivalent Rights (based upon actual dividends to owners of Stock), if any, which shall be accumulated and credited to the Award until payment is made in accordance with Section 3 hereof.
As used herein, the term “Deferred Stock Units” means an equity-based Award measured in Shares, with each Deferred Stock Unit measured on the basis of one (1) Share, and payable in Shares or in a combination of cash and Shares as provided in Section 3 below.
    2.    Vesting Schedule. The Award will vest on the Vesting Date.
    3.    Payment Dates. Within ten (10) business days of the date that the Participant ceases to be a Non-Employee Director on the Board, the Deferred Stock Units, plus all Dividend Equivalent Rights accrued and credited thereon to the time of payment, shall be paid, as determined by the Committee, in a lump sum in either Shares or a combination of cash with respect to any accrued and credited Dividend Equivalents (measured using the Fair Market Value of the Shares on the Vesting Date) and Shares.
    4.    Acknowledgment of Receipt and Acceptance. By signing below (or acceptance by other means, including by electronic signature), the undersigned acknowledges receipt and acceptance of the Award, agrees to the representations made in the Award, and indicates his/her intention to be bound by this Award Agreement and the terms of the Plan.

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